UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2011, David R. Traylor resigned as Treasurer of the Company to pursue other interests. Mr. Traylor advised the Company of his intention to resign on May 25, 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting of Shareholders was held on June 22, 2011. At the meeting, the Company’s shareholders:

(1)	elected John E. Kyees and Michael C. Ray to serve as Class I directors of the Company’s board of directors;

(2)	ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012;

(3)	approved, on an advisory basis, the compensation of the Company’s named executive officers; and

(4)	recommended, on an advisory basis, to hold future advisory votes on executive compensation every three years.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

(1)	Election of Directors

Nominee	For	Withhold	Broker Non-Votes
John E. Kyees	37,711,197	518,742	942,986
Michael C. Ray	32,291,248	5,938,691	942,986

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
39,094,481	77,009	1,435	—

(3)	Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
32,243,073	5,982,129	4,737	942,986

(4)	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
18,603,835	204,192	19,414,072	7,840	942,986

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: June 27, 2011	By:	/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice President—Chief Financial and Administrative Officer

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